UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 25, 2016

NPC RESTAURANT HOLDINGS, LLC
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-180524-04 (Commission File Number)	20-4509045 (I.R.S. Employer Identification No.)

7300 West 129th Street
Overland Park, Kansas 66213
(Address of principal executive office)(Zip Code)

(913) 327-5555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.    Completion of Acquisition or Disposition of Assets
On July 25, 2016, NPC International, Inc. (the “Company”), a wholly-owned subsidiary of NPC Restaurant Holdings, LLC, completed the acquisition of 39 Wendy’s restaurants in the Raleigh-Durham metropolitan area from Wendy's International, LLC ("Wendy's"), including four restaurants that were recently constructed by Wendy’s, for $35.6 million, plus amounts for working capital. As part of the transaction, the Company plans to remodel certain acquired and existing restaurants in Wendy’s new Image Activation format. The acquisition was funded with available cash on hand. The restaurants will be operated by the Company's wholly-owned subsidiary, NPC Quality Burgers, Inc. (“NPCQB”). A copy of the press release announcing the closing of the acquisition is furnished with this Current Report as Exhibit 99.1.
The foregoing description of the acquisition is qualified in its entirety by reference to the Asset Purchase Agreement, as amended, entered into by the parties to the acquisition (the “APA”), a copy of which is filed with this Current Report as Exhibits 2.1 and 2.2. The APA has been attached to provide investors with information regarding its terms. The APA is not intended to provide any other factual information about the Company, NPCQB or Wendy’s or their respective businesses or operations. In particular, the assertions embodied in the representations, warranties and covenants contained in the APA may be subject to qualifications with respect to materiality, knowledge and other matters and are qualified by information in confidential disclosure schedules provided by the Company and NPCQB, on the one hand, and Wendy’s, on the other hand, to each other in connection with the signing of the APA. These disclosure schedules contain information that modify, qualify and create exceptions to the representations, warranties and covenants set forth in the APA. Moreover, certain representations, warranties and covenants in the APA were used for the purpose of allocating risk between the parties, rather than establishing matters as facts. In addition, information concerning the subject matter of the representations, warranties and covenants may have changed after the date of the APA, which subsequent information may or may not be fully reflected in our public disclosures. Accordingly, investors should not rely on the representations, warranties and covenants in the APA as characterizations of the actual state of facts about the Company, NPCQB or Wendy’s or their respective businesses or operations.

Item 7.01.    Regulation FD Disclosure

On July 25, 2016, the Company issued a press release announcing the closing of the acquisition of the Wendy's units in the Raleigh-Durham metropolitan area. A copy of the press release is furnished with this Current Report as Exhibit 99.1, and is incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as and when expressly set forth by such specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Number	Description
2.1	Asset Purchase Agreement dated as of June 24, 2016 among NPC International, Inc., NPC Quality Burgers, Inc. and Wendy’s International, LLC
2.2	First Amendment to Asset Purchase Agreement dated as of July 22, 2016 among NPC International, Inc., NPC Quality Burgers, Inc. and Wendy’s International, LLC
99.1	Press Release dated July 25, 2016, issued by NPC International, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NPC RESTAURANT HOLDINGS, LLC

By:	/s/ Troy D. Cook
Troy D. Cook
Executive Vice President—Finance and Chief Financial Officer

Date: July 25, 2016

INDEX TO EXHIBITS

Exhibit	Description
2.1	Asset Purchase Agreement dated as of June 24, 2016 among NPC International, Inc., NPC Quality Burgers, Inc. and Wendy’s International, LLC
2.2	First Amendment to Asset Purchase Agreement dated as of July 22, 2016 among NPC International, Inc., NPC Quality Burgers, Inc. and Wendy’s International, LLC
99.1	Press Release dated July 25, 2016, issued by NPC International, Inc.